Exhibit 10.13
Michael Balsam
Chief Strategy Officer
2010 Variable Compensation Plan
Objective:  Focus on Greater Transaction Value and Generating Additional Bookings through Short Answer Research and List Sales

2010 Corporate Accounts IOP1 Bookings Plan
New Bookings*	Transaction Value	% Commission
	>$250,000	7%
	$100,000 - $249,000	4%
	$30,000 – $99,000	2%
	$20,000 - $29,000	0%
	<$20,000	0%
Renewed Accounts*	Percentage of Existing Accounts Renewed	% Commission
	Up to 80%	0%
	Above 80%	2%
New Bookings from National Accounts* (Executives)	Transaction Value	% Commission
	>$20,000	2%
Renewed Bookings from National Accounts*	Percentage of IOP Bookings Plan	% Commission
	Up to 80%	0%
	Above 80%	2%
Short Answer Research and List Sales (paid upon quarterly cash receipts)	10% commission
Management Incentive Plan	18% of base salary upon achievement of metrics pursuant to the 2010 Management Incentive Plan.
*           Commission paid quarterly.

1 Internal Operating Plan